Exhibit 10.1

PROMISSORY NOTE AND LOAN AGREEMENT

Note Amount: $25,000,000	Date of Note: January 6, 2005

THIS PROMISSORY NOTE AND LOAN AGREEMENT (this “Note”), is made as of the Date of Note set forth above by and between THE WINDERMERE GROUP, LLC, a Maryland limited liability company (“Borrower”), and ESSEX CORPORATION, a publicly traded Virginia corporation (“Lender”) having an address at 9150 Guilford Road, Columbia, MD 21046.

WHEREAS, Borrower has requested that Lender make a twenty five million dollar ($25,000,000) loan to Borrower, the proceeds of which shall be used by Borrower to completely redeem all of Liberty Technologies Unlimited, Inc.’s (“Liberty”) ownership and membership interests in the Borrower; and

WHEREAS, Lender is willing to make said loan available to Borrower upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), at the office of Lender, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of TWENTY FIVE MILLION AND NO/OO DOLLARS ($25,000,000), together with interest on the unpaid principal balance to be computed from the date of the advance of principal evidenced hereby at the Applicable Interest Rate (as hereinafter defined), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts, public and private.

ARTICLE I—TERMS, CONDITIONS AND DEFINITIONS

(a)        Use of Proceeds. Borrower shall use the proceeds of this Note only for the purposes set forth in the first WHEREAS clause of this Note.

(b)        Payment of Principal and Interest. The entire outstanding principal balance of this Note, together with accrued and unpaid interest and any other amounts due under this Note and the Other Loan Documents (as hereinafter defined) shall be due and payable on the earlier of (i) the Closing of any acquisition of the Borrower by the Lender or (ii) six (6) months from the Date of Note set forth above (the foregoing (i) or (ii), as applicable, is hereinafter referred to as the “Maturity Date”), unless extended by Lender in Lender’s sole discretion.

(c)        Calculation of Interest. Interest on the Note amount shall be calculated on a three hundred sixty (360) day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business.

(d)        Definitions. For purposes of this Note, the following terms shall have the following meanings:

“Applicable Interest Rate” shall mean the greater of simple interest of eight percent (8%) per annum or the prime rate of interest as published in The Wall Street Journal on the Maturity Date plus one percent (1%) per annum.

“Other Loan Documents” shall mean the Guaranty Agreements and Pledge Agreements of even date herewith (together with any modifications or extension thereof) by and between the Lender and the Borrower’s wholly owned subsidiaries including Windermere Information Technology Systems, LLC, a Maryland limited liability company and Windermere HDS, LLC, a Maryland limited liability company (hereinafter collectively referred to as “Borrower’s Subsidiaries”), and the Borrower’s interestholders and members, including The Susan Katherine Tate Burrowbridge, LLC, a Maryland limited liability company (“Burrowbridge, LLC”), The Elizabeth Tate Winters, LLC, a Maryland limited liability company (“Winters, LLC”), The Andrew Patrick Tate, LLC, a Maryland limited liability company (“Tate, LLC”) (each of Burrowbridge, LLC, Winters, LLC, and Tate, LLC are also referred to herein individually as a “Tate Party” and collectively as the “Tate Parties”).

ARTICLE II—SECURITY FOR NOTE

This Note shall be guaranteed by the Borrower’s Subsidiaries and the Tate Parties and shall be secured by a first lien security interest in all of the Borrower’s outstanding ownership and membership interests/shares. Lender acknowledges that the Borrower has preexisting credit facilities with a bank which has a first lien security interest in the Borrower’s accounts receivable (the “Preexisting Credit Facilities”).

ARTICLE III—BORROWER’S COVENANTS

The Borrower covenants and agrees, on behalf of itself and the Borrower’s Subsidiaries, that, until full performance, satisfaction and payment in full in cash of all obligations due under this Note, the Borrower and the Borrower’s Subsidiaries shall not:

(i)        Create, incur or assume any additional debt or undertake any lease, loan, obligation or financial commitment, except borrowings in the ordinary course of business under the Borrower’s Preexisting Credit Facilities in compliance with the terms and conditions of said credit facilities;

(ii) Create, incur, grant or permit to exist any additional liens on assets except those previously granted under the Preexisting Credit Facilities;

(iii) Declare, pay or make any dividend or distribution or return on capital on any membership interests/shares, or apply any funds, property or assets to the acquisition or redemption of any membership interests/shares, except to use the proceeds of the Note to redeem all membership interests/shares owned by Liberty and except to declare and pay distributions necessary to satisfy federal, state and local income tax liabilities relating to the Tate Parties’ ownership/membership interests and aggregate quarterly distributions to the Tate Parties collectively of up to 40% of the Net Earnings of the Borrower, all of which distributions shall be subject to the terms of the Preexisting Credit Facilities and the Borrower maintaining a positive working capital (current assets in excess of current liabilities) of at least $2,000,000 for so long as any amount remains due and owing under this Note. Net Earnings as used herein shall mean the Borrower’s pretax net income less the income tax liabilities of the owners relating to the Tate Parties’ ownership and membership interests;

(iv)        Pay any cash bonuses or make or commit to make any pension, profit sharing or equity earn-out program payments or contributions;

(v)        Make any capital expenditures out of the ordinary course of business or in excess of $300,000 in the aggregate, subject to the Borrower maintaining a positive working capital of at least $2,000,000 as described in (iii) above;

(vi)        Purchase, sell or transfer any assets except in the ordinary course of business and except for the following assets, which Lender acknowledges are being transferred from the Borrower to the Tate Parties and others in connection with the redemption of Liberty’s ownership/membership interest: (1) the real estate currently owned by the Borrower at 2000 Windermere Court, Annapolis, MD; (2) all rights related to the PMPS/JAMIS S/W Development Project; and (3) all rights related to “Coakley Cane”;

(vii)        Commit any act or omission, undertake any obligation or make any payment which could reasonably be expected to have a material adverse affect on the business or financial condition of the Borrower or the Borrower’s Subsidiaries; or

(viii)        Permit any transfer of ownership/membership interests or grant or issue any further ownership/membership interests other than the redemption of Liberty’s ownership/membership interests.

ARTICLE IV—DEFAULT

(a)        The entire outstanding principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Other Loan Documents and this Note (all such sums hereinafter collectively referred to as the “Debt”), or any portion thereof, shall without notice accelerate and become immediately due and payable at the option of Lender if any payment required under this Note is not paid on or before the date when due or on the occurrence of any of the following events following written notice by Lender to Borrower specifying the exact nature of the default and the failure of Borrower to cure such default following any applicable cure period provided below (hereinafter each an “Event of Default”):

(i)        The Borrower seeking the appointment of a receiver or trustee for the Borrower or the Borrower’s Subsidiaries, or for any of their property or assets, or the filing of a petition by the Borrower or the Borrower’s Subsidiaries under the provisions of any State insolvency or receivership law or under the provisions of the Federal Bankruptcy Act, or the making by the Borrower or the Borrower’s Subsidiaries of an assignment for the benefit of creditors.

(ii)        The commencement against the Borrower or any of the Borrower’s Subsidiaries, of any case, proceeding or other action of a nature referred to previously in clause (i) that remains undismissed, undischarged, or unbonded for a period of forty five (45) days;

(iii)        The levy, attachment or execution upon or against any of the assets of the

Borrower or the Borrower’s Subsidiaries, or the seizure of such assets, whether voluntarily or involuntarily, pursuant to a Court or writ or by a creditor.

(iv)        The breach or default by any of the Borrower’s Subsidiaries or the Tate Parties of any covenant, term or provision contained in the Other Loan Documents.

(v)        The dissolution, liquidation or termination of the Borrower or the Borrower’s Subsidiaries, or the discontinuance of any of their business operations, or the sale, transfer or other disposition of all or substantially all of the assets of the Borrower or the Borrower’s Subsidiaries whether voluntarily or involuntarily or by operation of law.

(vi)        The Lender’s determination in accordance with the standards applicable to commercial banks acting in good faith that an event, circumstance or change has occurred that has materially impaired or could reasonably be expected to materially impair the ability of the Borrower to repay this Note or to perform its obligations hereunder.

(vii)        Borrower or any of Borrower’s Subsidiaries breaches or fails to perform, observe or comply with any covenant or agreement set forth in this Note, including but not limited to the terms of Article III.

PROVIDED, HOWEVER, that for any of the events described in (iv), (vi) or (vii) above other than a failure to pay the Debt when due, the Borrower shall have a fifteen (15) business day cure period from the date the Lender provides written notice of such event, and the Lender shall provide a further written notice to Borrower if it deems such event to remain uncured following the expiration of the cure period.

Also on the occurrence of an Event of Default or any failure to pay the Debt when due, the rights to declare and pay distributions as set forth in Section (iii) of Article III shall cease. Time is of the essence as to all time periods in this Note and the Other Loan Documents. All of the terms, covenants and conditions contained in the Other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that Lender employs counsel to collect the indebtedness evidenced hereby (the “Debt”) or to protect or foreclose the security hereof, Borrower also agrees to pay on demand all costs of collection incurred by Lender, including reasonable attorneys’ fees for the services of counsel whether or not suit be brought.

(b)        Confessed Judgment. If the Debt or any portion thereof is not paid when due, or any other Event of Default shall occur hereunder, and such default continues for a period of ten (10) calendar days after written notice from Lender, then the Borrower hereby authorizes any clerk of any court of record, or any attorney, to enter in any court of competent jurisdiction in the State of Maryland, judgment by confession against the Borrower and in favor of the Lender for the Debt then due and remaining unpaid, together with reasonable attorneys’ fees, plus court costs, expressly waiving the benefit of all exemption laws and all irregularity or error in entering said judgment or the execution thereon. No single exercise of the foregoing power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but the power shall continue undiminished, and it may be exercised from time to time as often as the Lender or any holder of this Note deems necessary, until all amounts payable hereunder are repaid in full.

ARTICLE V—PREPAYMENT

The Borrower may prepay this Note in whole or part at any time or from time to time without penalty or additional interest. Upon its prepayment in full, Lender shall deem this Note to be satisfied and it shall have no further effect on the Borrower.

ARTICLE VI—GENERAL CONDITIONS

(a)         No Waiver: Amendment. No failure to accelerate the Debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(b)        Waivers. Except for notices that are expressly provided for herein, presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the Other Loan Documents.

(c)        Limit of Validity. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

(d)        Commercial Loan. The Borrower warrants that this Note is the result of a commercial loan transaction.

(e)        Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the Other Loan

Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been avoidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

(f)        Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the Other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the Other Loan Documents, or otherwise carry out the purposes of the Other Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Borrower’s obligations under this Note or under the Other Loan Documents.

(g)        Submission to Jurisdiction: Waiver of Jury Trial.

(i)        BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (1) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MARYLAND AND THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, (2) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF MARYLAND OR IN THE COUNTY WHERE THE PROPERTY IS LOCATED, (3) SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF MARYLAND OR IN THE COUNTY WHERE THE PROPERTY IS LOCATED, AND (4) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT BORROWER WILL BRING ANY ACTION, SUIT OR PROCEEDING IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF MARYLAND AND NOT IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM), AND BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(ii) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON

THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(h)        Miscellaneous. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF MARYLAND. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, successors-in title and assigns, whether by voluntary action of the parties or by operation of law. Borrower and its wholly owned subsidiaries shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note and the Other Loan Documents. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision. This Note and the Other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

(i)        Assignment. This Note and the Other Loan Documents shall inure to the benefit of Lender and all future holders of the Note and each of their respective successors and assigns. Each of the Other Loan Documents shall be binding upon the persons other than Lender that are parties thereto and their respective heirs, successors and assigns, and no such person may assign, delegate or transfer any Other Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under this Note or the Other Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or guarantor of Borrower’s obligations hereunder. Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other person’s duty of performance. WITH TEN (10) CALENDAR DAYS PRIOR WRITTEN NOTICE TO BORROWER, BORROWER ACKNOWLEDGES AND AGREES THAT LENDER MAY SELL, ASSIGN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS NOTE AND ANY OTHER LOAN DOCUMENT TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”), EXCEPT THAT LENDER AGREES THAT IT SHALL NOT MAKE ANY SUCH SALE, ASSIGNMENT OR TRANSFER AT ANY TIME BEFORE THE LENDER AND THE BORROWER TERMINATE THEIR NEGOTIATIONS/DISCUSSIONS REGARDING A POSSIBLE ACQUISITION OF THE BORROWER BY THE LENDER AND THEREAFTER LENDER WILL NOT MAKE ANY SUCH SALE, ASSIGNMENT OR TRANSFER OTHER THAN FOLLOWING AN UNCURED EVENT OF DEFAULT. Each Transferee shall have all of the rights and benefits with respect to the Borrower’s obligations hereunder, this Note and/or the Other Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein.

IN WITNESS WHEREOF, Borrower and Lender, intending to be legally bound hereby, has duly executed this Note under seal as of the day and year first written above.

ATTEST:	BORROWER:

THE WINDERMERE GROUP, LLC

/s/ Tabitha Sweatt	By:	/s/ Raymond T. Tate	(SEAL)

	Printed Name:	Raymond T. Tate

	Title:	CEO

STATE OF MARYLAND	)
	)	ss:
CITY/COUNTY OF Anne Arundel	)

I HEREBY CERTIFY, that on this 5th day of January, 2005 before me, the subscriber, a Notary Public of the State of Maryland aforesaid, personally appeared Raymond Tate, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she had authority to execute this document on behalf of the Borrower and executed the same for the purposes therein contained, and in my presence signed and sealed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Tabitha Sweatt
NOTARY PUBLIC

My commission expires: 6/20/06

ATTEST:	LENDER:

ESSEX CORPORATION

/s/ Tabitha Sweatt	By:	/s/ Leonard E. Moodispaw	(SEAL)
Leonard E. Moodispaw, President and CEO

THIS INSTRUMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED JANUARY 7, 2005 BY AND BETWEEN THE PAYEES UNDER THIS INSTRUMENT AND BANK OF AMERICA, N.A., AND ANY AMENDMENTS THERETO (THE “SUBORDINATION AGREEMENT”). NO PAYMENT MAY BE MADE UNDER THIS INSTRUMENT EXCEPT IN COMPLIANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT.